                       [Rosenberg & Liebentritt, P.C.]



                               February 3, 1998



ERP Operating Limited Partnership
c/o Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel to ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), the general partner of which is Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the filing of ERP's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission relating to unsecured senior debt securities in a maximum aggregate offering price of $1,000,000,000 (the "Securities") on February 2, 1998. This opinion letter is furnished to you at your request to enable ERP to continue to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     We assume that the classification, if any, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Company, acting as general partner of ERP, consistent with the procedures and terms described in the Registration Statement (each, a "General Partner Action") and in accordance with ERP's Fourth Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), and with the applicable law of the State of Illinois.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.    An executed copy of the Registration Statement.

     2. The Second Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

ERP Operating Limited Partnership
February 3, 1998
Page 2


      3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      4. The Partnership Agreement, certified by the Secretary of the Company, as the general partner of ERP, on the date hereof as then being complete, accurate and in effect.

      5. Resolutions of the Board of Trustees of the Company, as the general partner of ERP, adopted on January 14, 1998 relating to the filing of the Registration Statement and related matters, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein.

      Based upon, subject to and limited by the foregoing, we are of the opinion that the Securities have been duly authorized by all necessary partnership action of ERP and all necessary action of the Company, as general partner of ERP, and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Securities have been issued and delivered for value, the Securities will be validly issued and legally binding obligations of ERP enforceable against ERP in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable.

      We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by ERP of the Registration Statement on the date of this opinion letter

ERP Operating Limited Partnership
February 3, 1998
Page 3

and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus contained therein, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                                          Very truly yours,

                                          ROSENBERG & LIEBENTRITT, P.C.




                                          By:  _/s/ William C. Hermann_______
                                               Vice President